Exhibit 21
PREFORMED LINE PRODUCTS COMPANY
SUBSIDIARIES
Domestic Subsidiaries:
Direct Power and Water Corporation
Albuquerque, New Mexico
International Subsidiaries:
Australia
Preformed Line Products (Australia) Pty Ltd.
Sydney, Australia
Brazil
PLP-Produtos Para Linhas Preformados Ltd.
Sao Paulo, Brazil
Canada
Preformed Line Products (Canada) Ltd.
Cambridge, Ontario, Canada
China
Beijing PLP Conductor Line Products Co., Ltd.
Beijing, China
Indonesia
PT Preformed Line Products Indonesia
Bekasi, Indonesia
Malaysia
Preformed Line Products (Malaysia) Snd. Bhd
Selangor, Malaysia
Mexico
Preformados de Mexico S.A. de C.V.
Queretaro, Mexico
New Zealand
Electropar Ltd.
Auckland, New Zealand
Poland
Belos-PLP SA
Beilsko-Biala, Poland

South Africa
Preformed Line Products (South Africa) Pty. Ltd.
Pietermaritzburg, Natal
Republic of South Africa
Spain
APRESA — PLP Spain, S. A.
Sevilla, Spain
Thailand
Preformed Line Products (Asia) Ltd.
Bangkok, Thailand
Preformed Line Products (Thailand) Ltd.
Bangkok, Thailand
United Kingdom
Preformed Line Products (Great Britain) Ltd.
Andover, Hampshire, England